Exhibit 10.3
NON-QUALIFIED STOCK OPTION AGREEMENT
(Executive Form)
NON-QUALIFIED STOCK OPTION AGREEMENT, dated as of ___________, 2013 (this “Agreement”), by and between ViSalus, Inc., a Nevada corporation (the “Company”) and _______________ (the “Participant”).
Grant Date: ____________________________________
Exercise Price per Share: __________________________
Number of Option Shares: _________________________
Expiration Date: _________________________________*
*Subject to earlier termination as set forth below.

1.	Grant of Option.
1.Grant; Type of Option. The Company hereby grants to the Participant an option (the “Option”) to purchase the total number of shares of Common Stock of the Company equal to the number of Option Shares set forth above (“Option Shares”), at the Exercise Price set forth above. The Option is being granted pursuant to the terms of the Company's 2012 Omnibus Incentive Plan (the “Plan”). The Option is intended to be a Non-qualified Stock Option and not an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code.
2.Consideration; Subject to Plan. The grant of the Option is made in consideration of the services to be rendered by the Participant to the Company and is subject to the terms and conditions of the Plan. Capitalized terms used but not defined herein will have the meaning ascribed to them in the Plan.
2.Exercise Period; Vesting.
1.Vesting Schedule. The Option will become vested and exercisable as set forth in Schedule A. The unvested portion of the Option will not be exercisable on or after the Participant's termination of Continuous Service.
2.Expiration. The Option will expire on the Expiration Date set forth above, or earlier as provided in this Agreement or the Plan.

3.Termination of Continuous Service.
1.Termination Due to Death, Disability, Good Reason or Other Than For Cause. If the Participant's Continuous Service is terminated (a) by the Company without Cause or due to the Participant's Disability (each as defined in the Employment Agreement by and between the Participant and the Company, dated as of June __, 2013, the “Employment Agreement”), (b) by the Participant for Good Reason (as defined in the Employment Agreement), or (c) due to the Participant's death, the Participant may exercise the vested portion of the Option, but only within such period of time ending on the earlier of (a) the third anniversary of the termination of the Participant's Continuous Service or (b) the Expiration Date.
2.Termination for Cause. If the Participant's Continuous Service is terminated for Cause, the Option (whether vested or unvested) shall immediately terminate and cease to be exercisable.
3.Termination Due to any Other Reason. If the Participant's Continuous Service terminates as a result of any reason not described in Section 3.1 or 3.2, the Participant may exercise the vested portion of the Option, but only within such period of time ending on the earlier of (a) the date three (3) months following the Participant's termination of Continuous Service or (b) the Expiration Date.
4.Extension of Termination Date. If following the Participant's termination of Continuous Service for any reason the exercise of the Option is prohibited because the exercise of the Option would violate the registration requirements under the Securities Act or any other state or federal securities law or the rules of any securities exchange or interdealer quotation system, then the expiration of the Option shall be tolled until the earlier of (a) date that is thirty (30) days after the end of the period during which the exercise of the Option would be in violation of such registration or other securities requirements or (b) the Expiration Date.
4.Manner of Exercise.
1.Election to Exercise. To exercise the Option, the Participant (or in the case of exercise after the Participant's death or incapacity, the Participant's executor, administrator, heir or legatee, as the case may be) must deliver to the Company (a) a notice of intent to exercise in the manner designated by the Committee and (b) a signed Investment Representation Statement in the form attached hereto as Exhibit A if the Option exercise date is prior to the consummation of an Initial Public Offering. If someone other than the Participant exercises the Option, then such person must submit documentation reasonably acceptable to the Company verifying that such person has the legal right to exercise the Option.
2.Payment of Exercise Price. The entire Exercise Price of the Option shall be payable in full at the time of exercise to the extent permitted by applicable statutes and regulations, either:
(a)in cash or by certified or bank check at the time the Option is exercised;

(b)through a “cashless exercise” by requiring the Company to withhold shares with a Fair Market Value equal to the Option Exercise Price, or through a cashless exercise program established by the Participant with a broker;
(c)by any combination of the foregoing methods; or
(d)in any other form of legal consideration that may be acceptable to the Committee.
3.Withholding. Prior to the issuance of shares upon the exercise of the Option, the Participant must make arrangements satisfactory to the Company to pay or provide for any applicable federal, state and local withholding obligations of the Company. The Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of the Option by any of the following means:
(a)tendering a cash payment;
(b)through a “cashless exercise” by requiring the Company to withhold shares with a Fair Market Value equal to the minimum amount of tax required to be withheld by law, or through a cashless exercise program established by the Participant with a broker; or
(c)delivering to the Company previously owned and unencumbered shares of Common Stock.
4.Issuance of Shares. Contingent upon compliance with Sections 4.2 and 4.3, the Company shall promptly issue the shares of Common Stock registered in the name of the Participant, the Participant's authorized assignee, or the Participant's legal representative. Prior to the consummation of an Initial Public Offering, the Participant shall have the rights and obligations set forth in Exhibit B hereto.
5.Transferability. The Option is not transferable by the Participant other than to a designated beneficiary upon the Participant's death or by will or the laws of descent and distribution or as expressly approved by the Committee in advance, and is exercisable during the Participant's lifetime only by him or her. No assignment or transfer of the Option, or the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except to a designated beneficiary upon death by will or the laws of descent or distribution) will vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Option will terminate and become of no further effect.
6.Right in Shares Before Delivery. The Participant shall not have any rights as a shareholder with respect to any Option Shares prior to the date of exercise of the Option.
7.No Right to Employment. Nothing contained herein shall be construed to confer on the Participant any right to continue as an employee of the Company or any of its Affiliates, or to derogate from any right of the Company to, as applicable, retire, request the resignation of or discharge the Participant, or to lay off or require a leave of absence of the Participant, with or without pay, at any time, with or without Cause.
8.Qualifications to Distribution. Anything in this Agreement to the contrary notwithstanding, in no event may Option Shares be distributed if the Company shall, at any time and in its sole discretion, determine that (a) the listing, registration or qualification of any Option Share otherwise deliverable, upon any securities exchange or under any state or federal law, or (b) the consent or approval of any regulatory body, is necessary or desirable in connection with such distribution. In such event, such distribution shall be held in abeyance and shall not be effective unless and until such listing, registration, qualification or approval shall have been effected or obtained free of any conditions not acceptable to the Company.
9.Exceptions to Terms in Plan. For purposes of this Agreement, the following shall apply to this Award, notwithstanding the terms of the Plan to the contrary:
1.Any adjustment made to this Award by the Committee pursuant to Section 3.1 of the Plan shall require the Participant's consent; provided, however, that the Participant's consent shall not be required for any adjustment pursuant to Section 11.1 of the Plan.
2.The parenthetical in the second sentence of Section 12.1 of the Plan, which currently states “but shall not be required to” shall be replaced with “and at the request of the Participant shall.”
10.Entire Agreement. This Agreement, the Plan, Schedule A, Exhibit A (upon exercise), and Exhibit B contain the entire agreement between the parties hereto with respect to the matters contemplated herein and supersede all prior agreements or understandings among the parties related to such matters.
11.Binding Effect. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and upon the Participant and his or her assigns, heirs, executors, administrators and legal representatives.
12.Amendment or Modification; Waiver. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms or covenants hereof may be waived, only by a written instrument executed on behalf of the Company (as authorized by the Committee) and the Participant. The Company shall have no liability whatsoever for or in respect of any decision to take action to attempt to so comply with Code Section 409A, any omission to take such action or for the failure of any such action taken by the Company to so comply.
13.Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada, without giving effect to the principles of conflicts of law thereof.
14.Defined Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meaning ascribed to them in the Plan.
15.Captions. The use of captions in the Plan and in this Agreement is for convenience. The captions are not intended to provide substantive rights.
16.The Plan. The Participant acknowledges having received a copy of the Plan. The Option is subject to all of the terms and provisions of the Plan, all of which are hereby incorporated herein by reference. In the event of any inconsistency between the provisions of this Agreement and the provisions of the Plan, the provisions of this Agreement shall govern.

17.Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.
18.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.
19.Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Chief Administrative Officer of the Company (with a copy to the Chief Financial Officer of the Company) at the Company's principal corporate offices. Any notice required to be delivered to the Participant under this Agreement shall be in writing and addressed to the Participant at the Participant's address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.
20.Tax Liability and Withholding. Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant's responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting, or exercise of the Option or the subsequent sale of any shares acquired on exercise; and (b) does not commit to structure the Option to reduce or eliminate the Participant's liability for Tax-Related Items.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.
VISALUS, INC.
By:
Title:

PARTICIPANT

SCHEDULE A
NON-QUALIFIED STOCK OPTION - VESTING SCHEDULE

Name of Participant	_______________________
Date of Grant	_______________________
Vesting Measurement Date	_______________________
Vesting Schedule

VISALUS, INC.
By:
Title:
Exhibit A
INVESTMENT REPRESENTATION STATEMENT
PARTICIPANT:
COMPANY:         ViSalus, Inc.
SECURITY:         Class A Common Stock
AMOUNT:
GRANT DATE:
In connection with the purchase or receipt of any of the above-listed Securities prior to an Initial Public Offering, the undersigned Participant represents to the Company the following:
The Participant is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. The Participant is acquiring these Securities for investment for the Participant's own account only and not with a view to, or for resale in connection with, a “distribution” thereof within the meaning of the Securities Act.
The Participant acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Participant's investment intent as expressed herein. In this connection, the Participant understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if the Participant's representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. The Participant further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Participant further acknowledges and understands that the Company is under no obligation to register the Securities. The Participant understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company and other legends required under the applicable state or federal securities laws.
The Participant is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to the Participant, the exercise will be exempt from registration under the Securities Act.
In the event that the Company does not become subject to the requirements of Section 13 or 15(d) of the Exchange Act, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than one year after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate only, the satisfaction of the following conditions: (1) the resale being made through a broker in an unsolicited “broker's transaction,” in transactions directly with a market maker (as said term is defined under the Exchange Act) or in “riskless principal transactions” (as said term is defined in the Note to Rule 144(f)(1)); (2) the amount of Securities being sold during any three month period not exceeding the limitations specified in Rule 144(e); (3) the availability of certain public information about the Company; and (4) the timely filing of a Form 144, if applicable.
In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, then ninety (90) days thereafter (or such longer period as any market stand-off agreement may require), Securities exempt under Rule 701 may be resold by non-affiliates in reliance on Rule 144, without compliance with any of the conditions set forth in Rule 144, and Securities exempt under Rule 701 may be resold by affiliates in reliance on Rule 144, subject to the satisfaction of the conditions set forth in the clauses (1) through (4) immediately above and without compliance with any specified holding period requirement.
The Participant further understands that in the event all of the applicable requirements of Rule 701 or Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A under the Securities Act, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that a person proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. The Participant understands that no assurances can be given that any such other registration exemption will be available in such event.
Signature of Participant:

Date:    ,

Exhibit B
Addendum Regarding Additional Rights and Obligations Prior to Consummation of an Initial Public Offering
This Exhibit B forms part of the Stock Option Agreement or Restricted Stock Unit Agreement (the “Agreement”) to which it is attached. Capitalized terms used in this Exhibit B without definition have the meanings specified in the Agreement or the Plan. Certain capitalized terms used in this Exhibit B are defined in Section 6.
1.Restrictions on Transfers. Other than pursuant to: (a) a Permitted Transfer, (b) transfers in accordance with this Exhibit B, or (c) transfers pursuant to Section 11.2 of the Plan, no Participant may, prior to the closing of an Initial Public Offering, Transfer any Plan Shares and no Person may acquire any Plan Shares from the Participant, or any legal or beneficial interest therein, without the consent of the Board. Any Transfer of Plan Shares made in violation of the terms of this Exhibit B, the Plan or the Agreement shall be void ab initio and shall have no force or effect.
2.Drag-Along Rights. For so long as shares of the Series A Redeemable Convertible Preferred Stock or the Series B Redeemable Convertible Preferred Stock (collectively, the “Preferred Stock”) of the Company remain outstanding and are held by any Participant, in the event that the “Drag-Along Triggering Parties” (as defined in Section 7(a) of the Certificate of Designation of the Preferred Stock of the Company (as may be amended, restated or modified from time to time, the “Certificate”)) determine to pursue a “Drag-Along Transaction” (as defined in Section 7(c) of the Certificate), then the provisions of Section 7(a)(i)-7(a)(ii) and 7(b) of the Certificate, which are incorporated herein by reference, shall automatically apply, mutatis mutandis, to the Plan Shares as if they were “Preferred Stock” as such term is used in Section 7 of the Certificate, each holder of Plan Shares and the Company (which is referred to in the Certificate as the “Corporation”). At such time as there are no shares of Preferred Stock outstanding and held by any Participant, subsections (a) through (d) of this Section 2 shall apply to the Plan Shares. A Participant who is covered by the Drag-Along provisions set forth in Section 7 of the Certificate (the “Drag-Along”) shall not have to enter into any new employment agreement or any new non-competition, non-solicitation or other restrictive covenant agreement (or, if applicable, enter into amended versions of such agreements) as a condition to the Drag-Along set forth in the Certificate.
(a)General. In the event that Blyth VSH Acquisition Corporation (or other affiliate of Blyth, Inc. (“Blyth”) that holds ViSalus stock or any successor thereto, collectively, “VSH”) (the “Drag-Along Triggering Party”) determines, in its sole discretion, to pursue a Change in Control prior to the closing of an Initial Public Offering (a “Drag-Along Transaction”):
(i)The Participant, solely in his or her capacity as the holder of Plan Shares, shall, subject to the conditions set forth in Section 2(c) below, consent to, vote for, and raise no objections against, and waive dissenters and appraisal rights (if any) with respect to, the Drag-Along Transaction; and
(ii)if the Drag-Along Transaction is structured as a sale of Company Stock, the Participant will agree to sell the same percentage of the Participant's Plan Shares as the Drag-Along Triggering Party and on the same terms and conditions applicable to the Drag-Along Triggering Party (except as set forth in Section 2(d) below).
(b)Undertakings. The Company and the Participant, solely in his or her capacity as the holder of Plan Shares, will take all reasonably necessary actions to consummate such Drag-Along Transaction, including, without limitation, the execution of all agreements and other instruments and such other actions as are reasonably necessary to consummate, and to effectuate the allocation and distribution of the aggregate consideration upon, such Drag-Along Transaction.

(c)Participant Obligations. The obligations of the Participant with respect to a Drag-Along Transaction are subject to the satisfaction of the conditions that, upon the consummation of such Drag-Along Transaction, the holders of Common Stock will receive the same form and amount of consideration per share of Common Stock as each other holder of shares of Common Stock (except in respect of such holder's employment with the Company, any equity roll-over and other matters personal to such holder).
(d)Regulation D. If the Drag-Along Transaction is a transaction for which Regulation D may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the Participant shall, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501 promulgated under Regulation D) reasonably acceptable to VSH. If the Participant appoints a purchaser representative designated by VSH, the Company shall pay the fees of such purchaser representative, but if the Participant declines to appoint the purchaser representative designated by VSH, the Participant shall appoint another purchaser representative, and the Participant shall be responsible for the fees of the purchaser representative so appointed. For purposes of this Section 2(d), “Regulation D” means Regulation D promulgated by the Securities and Exchange Commission pursuant to the Securities Act, or any successor rules and regulations thereto, as the same may be amended or supplemented from time to time.
(e)The Participant shall not have to enter into any new employment agreement or any new non-competition, non-solicitation or other restrictive covenant agreement (or, if applicable, enter into amended versions of such agreements) as a condition to the Drag-Along set forth in this Section 2.
3.Co-Sale Rights.
(f)Except in the case of a Drag-Along Transaction, if VSH proposes to accept a bona fide offer from any Person(s), other than a Permitted Transferee, to purchase at least twenty percent (20%) of VSH's shares of Company Stock (a “Purchase Offer”), the Participant shall have the right to participate in VSH's sale of shares of Company Stock, which shall be exercisable by delivery of written notice (the “Co-Sale Election Notice”) to VSH within fifteen (15) calendar days after receipt by the Participant of notice (the “Seller's Notice”) to the Participant stating (i) VSH's bona fide intention to sell such shares of Company Stock, (ii) the number of shares of Company Stock to be purchased pursuant to the Purchase Offer (the “Sale Shares”), and (iii) the price and terms and conditions of such Purchase Offer, including, without limitation, the number of shares of Company Stock proposed to be sold or transferred, the nature of such sale or transfer, and the consideration to be paid pursuant to the specified terms and conditions of the Purchase Offer. The Co-Sale Election Notice shall set forth the maximum number of Plan Shares the Participant desires to sell (subject to the limitations set forth in Section 3(b) below) and such written election shall constitute an irrevocable commitment to sell such Plan Shares contingent only upon the closing of the proposed sale on the terms communicated in the Seller's Notice. To the extent one or more other Participants exercises such right of participation in accordance with the terms and conditions set in an agreement issued to such other Participant(s) under the Plan, the number of Plan Shares which the Participant may sell shall be correspondingly reduced (unless the purchaser is willing to purchase additional shares of Company Stock).
(g)The Participant may elect to sell all or any part of that number of Plan Shares held by the Participant equal to the product obtained by multiplying (i) the aggregate number of Sale Shares by (ii) a fraction, the numerator of which is the number of Plan Shares (on a Fully Diluted Basis) owned by the Participant and the denominator of which is the total number of issued and outstanding shares of Company Stock (on a Fully Diluted Basis), in each case, as of the date of the Seller's Notice.
(h)The Participant, to the extent he or she is electing to sell Plan Shares pursuant to this Section 3, shall Transfer such Plan Shares pursuant to the terms and conditions specified in the Seller's Notice, and VSH shall promptly thereafter remit to the Participant that portion of the sale proceeds to which such the Participant is entitled by reason of his or her participation in such sale. To the extent that any prospective purchaser(s) prohibits the assignment by VSH to the Participant of a right to participate in the proposed sale or otherwise refuses to purchase Plan Shares from the Participant (to the extent the Participant has exercised his or her rights of co-sale hereunder), VSH shall not sell to such prospective purchaser or purchasers any Sale Shares unless and until, simultaneously with such sale, VSH purchases such Plan Shares from the Participant for the same consideration and on the same terms and conditions as the proposed transfer described in the Seller's Notice. Notwithstanding the foregoing, if the prospective purchaser(s) is unwilling or unable to acquire all of the Plan Shares that are identified in the Co-Sale Election Notices that have been timely given, VSH may then elect either to (A) cancel the proposed sale of Sale Shares or (B) allocate to the Participant the Participant's pro rata portion (based upon the aggregate purchase price of the Plan Shares set forth in the Co-Sale Election Notice issued by the Participant and similar co-sale election notices issued by other Participants) of the aggregate number of Sale Shares the prospective purchaser(s) is willing to purchase.
(i)The Participant shall not have to enter into any new employment agreement or any new non-competition, non-solicitation or other restrictive covenant agreement (or, if applicable, enter into amended versions of such agreements) as a condition to the Co-Sale set forth in this Section 3.
(j)The Participant's rights set forth in this Section 3 shall terminate immediately prior to the closing of an Initial Public Offering.
4.Certain Put Rights of the Participant.
(k)Put Notice. During the Put Period of each calendar year, commencing with the calendar year that begins on January 1, 2014, the Participant may provide the Company with written notice (the “Put Notice”) of the Participant's election to sell some or all of the Participant's then-outstanding Plan Shares at the Put Price for such Plan Shares in accordance with this Section 4. The Plan Shares set forth in the Put Notice are referred to as the “Put Shares;” provided, however, that (i) the Put Shares shall not include any Call Shares set forth in a Call Notice previously delivered to the Participant and (ii) any Put Shares that are not purchased by the Company by reason of the applicability of clauses (i), (ii) or (iii) of Section 4(b) shall cease being Put Shares at the time that the relevant Put Notice is automatically cancelled pursuant to Section 4(c).
(l)Company Obligation. Notwithstanding anything to the contrary in Section 4(c), the Company shall be obligated to purchase the Put Shares at the Put Closing unless (i) any such purchase would violate, or be prohibited by the terms of any then existing bona fide credit agreement, indenture, or instrument evidencing indebtedness for borrowed money or the guarantee thereof, of or binding upon Blyth or the Company that has been negotiated and maintained in good faith with an independent third party; (ii) the Board determines, in good faith and in the reasonable exercise of its discretion, that such purchase would materially adversely affect the Company; or (iii) an Initial Public Offering has occurred prior to the Put Closing. The Company shall notify the Participant in writing (a “Put Rejection Notice”) promptly upon the making of a determination that it is not obligated to purchase some or all of the Put Shares pursuant to this Section 4(b).
(m)Put Price; Subsequent Put Notices. Subject to Section 4(b), the Company shall pay the Put Price for any Put Shares to the Participant in one cash lump sum on the date of the Put Closing; provided, however, that, in the event that, by reason of the applicability of clauses (i), (ii) or (iii) of Section 4(b), the Company does not purchase some or all of the Plan Shares at the Put Closing, then, anything to the contrary herein notwithstanding, the Participant's Put Notice shall be automatically cancelled insofar as it related to such not-purchased Plan Shares, but the Participant shall be entitled to provide a new Put Notice to the Company with respect to such not-purchased Plan Shares every 90 days after the Participant's receipt of a Put Rejection Notice until all of such not-purchased Plan Shares shall have been purchased pursuant hereto.
(n)Representations; Covenant. In connection with, and as a condition to, the Put Closing, the Participant will provide the Repurchase Representations and the Repurchase Covenant.
(o)Effect of Put Closing. From and after the Put Closing, all rights of the Participant as a holder of the Plan Shares that were purchased at such Put Closing shall cease with respect to the Put Shares.

(p)Termination. This Section 4 shall terminate upon the first to occur of the closing of an Initial Public Offering or a Change in Control.
5.Certain Call Rights of the Company.
(q)Call Notice. During the Call Period, the Company (or its designee) may provide the Participant with written notice (the “Call Notice”) of the Company's (or its designee's) election to purchase some or all of the Participant's then-outstanding Plan Shares at the Call Price in accordance with this Section 5. The Plan Shares set forth in the Call Notice, are referred to as the “Call Shares;” provided, however, that the Call Shares shall not include (i) any Put Shares set forth in a Put Notice previously delivered to the Company that has not been automatically cancelled pursuant to Section 4(c) and (ii) any Call Shares that are not purchased by the Company by reason of the cancellation of a Call Notice pursuant to Section 5(c).
(r)Participant Obligation. The Participant shall be obligated to sell or transfer (as applicable) the Call Shares at the Call Closing, unless an Initial Public Offering has occurred prior to the Call Closing.
(s)Call Price. The Call Price for any Call Shares shall be payable to the Participant in one cash lump sum on the date of the Call Closing; provided, however, that the Call Notice may be cancelled by the Company with respect to some or all of the Call Shares at any time up to and including the Call Closing.
(t)Representations; Covenant. The Participant shall provide the Repurchase Representations and the Repurchase Covenant in connection with the Call Closing.
(u)Effect of Call Closing. From and after the Call Closing, all rights of the Participant with respect to the Plan Shares that were purchased by the Company (or its designee) at the Call Closing shall cease.
(v)Termination. This Section 5 shall terminate upon the first to occur of the closing of an Initial Public Offering or a Change in Control.
6.Definitions.
(w)“Affiliate” shall mean, with respect to any Person, a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first mentioned Person. A Person shall be deemed to control another Person if such first Person possesses directly or indirectly the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise. Anything to the contrary herein notwithstanding, for purposes hereof, Ropart Asset Management Fund, LLC shall not be deemed to be an “Affiliate” of VSH or any of VSH's Affiliates.
(x)“Call Closing” means the purchase and sale of the Call Shares made at the offices of Company, or at such other place as is mutually agreed upon by the Company and the Participant, on a date that is as soon as reasonably practicable following the Participant's receipt of the Call Notice, but, not later than 120 days following the date of the Call Notice. The effective date of any Call Closing shall be the date on which the Company remits the Call Price to the Participant (or his or her legal representative, beneficiary or estate). Any dispute about the payment amount due with respect to any Call Shares or any breach of the Agreement or this Exhibit B by the Participant shall not affect or change the effective date of any Call Closing under Section 5.
(y)“Call Period” means the 185 calendar day period following the later of (i) the date of such Participant's termination of Continuous Service (whether such termination is voluntary or involuntary, with Cause or without Cause, and without regard to the reason therefor, if any) and (ii) the date such Participant acquires the Plan Shares (if such date follows a Termination of Service, such as through the exercise of an Option).
(z)“Call Price” means, with respect to each Plan Share, its Fair Market Value on the date of the Participant's termination of Continuous Service.
(aa)“Fair Market Value” has the meaning set forth in the Plan.

(ab)“Family Group” shall mean, with respect to any natural Person, (i) such Person, (ii) the spouse and issue of such Person (whether natural or adopted), (iii) the parents of such Person (whether natural or adopted), (iv) the siblings of such Person (whether natural or adopted), (v) the descendants of such Person (whether natural or adopted), (vi) the nieces and nephews of such Person, and (A) any one or more trusts solely for the benefit of any one or more of the Persons described in clause (i) through clause (v) above or (B) any one or more other entities (including limited liability partnerships, limited liability companies, limited partnerships or other entities) all of whose beneficial owners are Persons described in clauses (i) through (v) above.
(ac)“Fully Diluted Basis” shall mean, as of any particular date, the number of issued and outstanding shares of Common Stock, calculated on a pro forma basis, assuming the conversion and exchange of all vested securities convertible into or exchangeable for shares of Common Stock as of such date (excluding any deferred RSUs to the extent that payment of such RSUs as of the closing of the transaction that is the subject of Section 4 or Section 5 (as applicable) would reasonably be likely to result in the imposition of interest and additional taxes pursuant to Section 409A(a)(1)(B) of the Code), and the exercise of all vested options, warrants and other rights to purchase shares of Common Stock or such convertible or exchangeable securities (all on an as exercised and as converted basis) as of such date.
(ad)“Permitted Transfer” shall mean any Transfer by a Participant or a member of the Participant's Family Group of:
(iii)Company Stock to the Company or its designee pursuant to an agreement approved by the Board;
(iv)all or any of his, her or its shares of Company Stock to a member of such stockholder's Family Group; and
(v)in the case of a stockholder that is not an individual, and only in the case of a liquidation or dissolution, shares of Company Stock to a partner, member, stockholder, advisory board member, Affiliate or trust or liquidating trust for the benefit of any of the foregoing;
provided, in each case (i) - (iii), that such transferee(s) agrees in writing to be bound by this Agreement by executing an agreement in form and substance satisfactory to the Company (each such transferee described in clauses (i) through (iii), a “Permitted Transferee”). Notwithstanding anything to the contrary in this Exhibit B or any failure to execute an agreement as contemplated hereby, Permitted Transferees shall take any shares of Company Stock so Transferred subject to all provisions of this Exhibit B, the Plan and the Agreement as if such shares of Company Stock still were held by the transferor, whether or not they so agree with the transferor and/or the Company.
(ae)“Person” shall mean any natural person, corporation, limited liability company, partnership, trust or other entity.
(af)“Plan Shares” means, collectively, all (i) outstanding shares of Common Stock issued to the Participant under the Plan and (ii) any equity securities issued or issuable directly or indirectly with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, each individual share of Common Stock referred to in clause (i) above, or equity security referred to in clause (ii) above being referred to as a Plan Share.
(ag)“Put Closing” means the purchase and sale of the Put Shares made at the offices of Company, or at such other place as is mutually agreed upon by the Company and the Participant, on a date that is as soon as reasonably practicable following the Company's receipt of the Put Notice, but, subject to Section 4(b) above, not later than 120 days following the date of the Put Notice. The effective date of any Put Closing shall be the date on which the Company remits the Put Price to the Participant (or his or her legal representative, beneficiary or estate). Any dispute about the payment amount due with respect to any Put Shares shall not affect or change the effective date of any Put Closing under Section 4.

(ah)“Put Period” means, with respect to any calendar year, the period commencing on October 1 and ending on November 30 of such year.
(ai)“Put Price” means, with respect to each Plan Share, its Fair Market Value immediately preceding the applicable Put Period.
(aj)“Repurchase Covenant” means the following covenant which the Participant (or his or her legal representative, beneficiary or estate) will provide to the Company in connection with a Put Closing or a Call Closing (as applicable): the Participant will take all steps necessary to obtain all required third-party, governmental and regulatory consents and approvals and take all other actions necessary to facilitate consummation of such purchase(s) in a timely manner at the Company's expense.
(ak)“Repurchase Representations” means representations and warranties which the Participant will provide to the Company in connection with a Put Closing or a Call Closing regarding (i) the Participant's power, authority and legal capacity to enter into such sale and to transfer valid right, title and interest in the Put Shares or Call Shares (as applicable), (ii) the Participant's ownership of the Put Shares or Call Shares (as applicable) and the absence of any liens, pledges, and other encumbrances on the Put Shares or Call Shares (as applicable), and (i) the absence of any violation, default, or acceleration of any agreement or instrument pursuant to which the Participant or the assets of the Participant are bound as the result of such sale, all in form and substance reasonably satisfactory to the Company and its counsel.
(al)“Transfer” means the sale, transfer, pledge, hypothecation, gift, assignment or other disposition (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) of any interest in any share of Common Stock. A change in beneficial ownership or beneficiaries of a trust or other entity described in the definition of “Family Group” which causes Persons who are not Family Group members of the type described in clauses (i)-(iii) of such definition to become beneficial owners or beneficiaries thereof shall be deemed a Transfer hereunder.